Exhibit 10.26

BASE SALARIES OF EXECUTIVE OFFICERS OF THE REGISTRANT

As of March 15, 2006, the following are the base salaries (on an annual basis) of the executive officers of Iomega Corporation:

Jonathan S. Huberman	$500,000
Vice Chairman and Chief Executive Officer
Anna L. Aguirre	$190,000
Vice President, Human Resources and Facilities
Ronald J. Gillies	$275,000
Vice President and General Manager, Americas
Thomas D. Kampfer	$300,000
President, Chief Operating Officer and Interim Chief Financial Officer
Ulrike Tegtmeier (base salary in Swiss Francs CHF 380,000)	$288,861
Vice President, Managing Director, International Sales